ASSIGNMENT AGREEMENT

This Assignment Agreement (this **"Agreement"**), dated as of March 8, 2019 (the **"Effective Date"**), is entered into by and between FJ Investments International, LLC (**"FJ"**), and Blake Insomnia Therapeutics, Inc a Nevada Corporation (**"BKIT"**).

RECITALS:

WHEREAS, FJ acquired the domain of BioHempInternational.com (the **"Asset"**); and

WHEREAS, FJ is a party to that certain "License Agreement" Agreement (the **"License Agreement"**) between it and American Premium Water Corporation, whereby FJ obtained the rights to use its intellectual property to manufacture CBD infused water, a copy of the License Agreement is attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, by this Agreement, FJ desires to assign rights obtained pursuant to the License Agreement and right to use the acquired asset (the **"Assets"**), to BKIT; and

WHEREAS, these Recitals are incorporated into and made part of this Agreement and the parties intend to be bound by the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual premises and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1. **Assignment of Asset**. FJ hereby assigns, transfers, quit claims and delivers to BKIT the right to use the Asset for the consideration set forth hereinafter; and BKIT hereby accepts and assumes all rights, title and interest in and to the Asset.

2. **Assignment of the License Agreement**. FJ hereby assigns, transfers, quit claims and delivers to BKIT its right in and to use the License Agreement for the consideration set forth hereinafter; and BKIT hereby accepts and assumes all rights, title and interest in and to the License Agreement.

3. **Consideration**. In consideration for FJ assigning its rights, title and interest in and to the License Agreement and the Assets, BKIT will tender to FJ twenty-five million (25,000,000) shares of its common stock, paid, transferred and delivered upon execution of this Agreement.

4. **Representations, Warranties and Covenants of FJ**. FJ hereby represents and warrants to BKIT as follows:

   A. FJ is the beneficial owner of the Asset.

   B. FJ has all requisite corporate power and authority to enter into and perform this Agreement Upon execution and delivery hereof, this Agreement shall be a legal, valid and binding agreement of FJ, enforceable against FJ in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights and by general principles of equity.

C. No consent, approval or agreement of any individual or entity is required to be obtained by FJ in connection with the execution and performance by FJ of this Agreement or the execution and performance by FJ of any agreements, instruments or other obligations entered into in connection with this Agreement.

4. **Representations, Warranties and Covenants of BKIT**. BKIT hereby represents and warrants to FJ as follows:

A. BKIT has all requisite corporate power and authority to enter into and perform this Agreement Upon execution and delivery hereof, this Agreement shall be a legal, valid and binding agreement of BKIT, enforceable against BKIT in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights and by general principles of equity.

B. No consent, approval or agreement of any individual or entity is required to be obtained by BKIT in connection with the execution and performance by BKIT of this Agreement or the execution and performance by BKIT of any agreements, instruments or other obligations entered into in connection with this Agreement.

5. **Benefit and Assignments**. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

6. **Jurisdiction and Venue**. The parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Utah, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in Utah.

7. **Headings**. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement.

8. **Severability**. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. **Entire Agreement**. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this agreement and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

10. Counterparts. This Agreement may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

FJ Investments International, LLC

By: ______________________
William Shupe
Its: Managing Member

Blake Insomnia Therapeutics, Inc.

By: ______________________
Daniel Cattlin
Its: CEO